Exhibit 1.2
K. HOVNANIAN ENTERPRISES, INC.,
as Issuer
HOVNANIAN ENTERPRISES, INC.
and Certain of its Subsidiaries,
as Guarantors
$155,000,000 11.875% Senior Notes due 2015
UNDERWRITING AGREEMENT
February 3, 2011
CREDIT SUISSE SECURITIES (USA) LLC
CITIGROUP GLOBAL MARKETS INC.
DEUTSCHE BANK SECURITIES INC.
J.P. MORGAN SECURITIES LLC
As Representatives of the Several Underwriters,
c/o CREDIT SUISSE SECURITIES (USA) LLC
Eleven Madison Avenue
New York, New York 10010-3629

Ladies and Gentlemen:
          1. Introductory. K. Hovnanian Enterprises, Inc., a California corporation (the “Company”), proposes to issue and sell $155,000,000 principal amount of its 11.875% Senior Notes due 2015 (the “Securities”) to be guaranteed (collectively, the “Guarantees”) by Hovnanian Enterprises, Inc., a Delaware corporation (“Hovnanian”), and the subsidiary guarantors listed on Schedule A hereto (together with Hovnanian, the “Guarantors”), to be issued under an indenture, dated as of February 14, 2011 (the “Base Indenture”), among the Company, Hovnanian, the other guarantors named therein and Wilmington Trust Company, as Trustee (the “Trustee”), as supplemented by that certain supplemental indenture, among the Company, Hovnanian, the other Guarantors and the Trustee, dated as of the Closing Date (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). The Company hereby agrees with the several Underwriters named in Schedule B hereto (the “Underwriters”), for whom you are acting as Representatives (the “Representatives,” which term, if the Underwriters are the same as the Representatives, shall be deemed to refer to the Underwriters), as follows:
          2. Representations and Warranties of the Company and Hovnanian. Each of the Company and Hovnanian represent and warrant to, and agree with, the several Underwriters that:
     (a) A registration statement on Form S-3 (File No. 333-171349) relating to the Securities, including a base prospectus dated January 28, 2011 (the “Base Prospectus”), has been filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”) and has been declared effective under the Act. For purposes of this agreement (the “Agreement”), “Effective Date” means the “effective date of the registration statement” (within the meaning of Rule 158(c) under the Act) of the Registration Statement or the most recent post-effective amendment thereto (if any) filed prior to the execution and delivery of this Agreement. Such registration statement, as amended at the Effective Date, including the information, if any, deemed pursuant to 430B under the Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is hereinafter referred to as the “Registration Statement.” The term “Preliminary Prospectus” means each preliminary prospectus supplement to the Base Prospectus which is used prior to filing of the Prospectus (as defined below), together with the Base Prospectus, and the term “Prospectus” means the prospectus supplement in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Act) in connection with confirmation of sales of the Securities, together with the Base Prospectus. Any reference in this Agreement to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the effective date of the Registration Statement or the date of such Base Prospectus, Preliminary Prospectus or the Prospectus, as the case may be and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “1934 Act”) that are deemed to be incorporated by reference therein. As of the Effective Date, the Company was eligible to use Form S-3 under the Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose or pursuant to Section 8A of the Act against the Company or related to the offering shall have been instituted or, to the knowledge of the Company or Hovnanian, shall be contemplated by the Commission.
     (b) At or prior to 4:30 P.M. on February 3, 2011 (the “Time of Sale”), the Company had prepared the following information (collectively, the “Time of Sale Information”): a Preliminary Prospectus dated January 31, 2011, and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Act) listed on Annex A hereto.
     (c) The Time of Sale Information, at the Time of Sale did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Time of Sale Information.
     (d) Other than the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Act or Rule 134 under the Act or (ii) the documents listed on Annex A hereto, each electronic road show and other written communications approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus complied in all material respects with the Act, has been filed in accordance with the Act (to the extent required thereby) and, when taken together with the Time of Sale Information accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Issuer Free Writing Prospectus.
     (e) (i) On the Effective Date, the Registration Statement conformed in all material respects to the requirements of the Act, the Trust Indenture Act of 1939 (the “Trust Indenture Act”) and the rules and regulations of the Commission under the Act (“Rules and Regulations”) and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) on the date of this Agreement, the Registration Statement conforms, and at the time of filing of the Prospectus pursuant to Rule 424(b) under the Act, the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations, and neither of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading except that the foregoing does not apply to statements in or omissions from the Registration Statement or the Prospectus based upon written information furnished to the Company by any Underwriter through the Representatives, if any, specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof.
     (f) The documents incorporated by reference in the Time of Sale Information and the Prospectus, at the time they were or hereafter are filed with the Commission and except as otherwise subsequently disclosed therein, complied and will comply in all material respects with the requirements of the 1934 Act and, when read together and with the other information in the Time of Sale Information and the Prospectus, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were or are made, not misleading.
     (g) Each of the Company, Hovnanian and its subsidiaries has been duly incorporated or formed, as the case may be, is validly existing as a corporation, limited liability company or limited partnership, as the case may be, in good standing under the laws of its jurisdiction of incorporation or organization and has the corporate power, or its equivalent in the case of a limited partnership or limited liability company, and authority to carry on its business as described in the Time of Sale Information and the Prospectus and to own, lease and operate its properties, and each is duly qualified and is in good standing as a foreign corporation, limited liability company or limited partnership, as the case may be, authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business, prospects, financial condition or results of operations of Hovnanian and its subsidiaries, taken as a whole (a “Material Adverse Effect”).
     (h) All outstanding shares of capital stock of the Company and Hovnanian have been duly authorized and validly issued and are fully paid, non-assessable and except, for the avoidance of doubt, with respect to the Rights Plan of Hovnanian, as described in the Time of Sale Information, not subject to any preemptive or similar rights.
     (i) All of the outstanding shares of capital stock of each of Hovnanian’s direct and indirect subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable, and are owned by Hovnanian, directly or indirectly through one or more subsidiaries, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature (each, a “Lien”) other than Liens securing obligations under (A) the Company’s 10 5/8% Senior Secured Notes due 2016 issued pursuant to the indenture, dated as of October 20, 2009, by and among the Company, Hovnanian and the other guarantors named therein and Wilmington Trust Company (as successor to Deutsche Bank Trust Company), as trustee, (B) the Company’s 11 1/2% Senior Secured Notes due 2013 issued pursuant to the indenture, dated as of May 27, 2008, by and among the Company, Hovnanian, the other guarantors named therein and Wilmington Trust Company, as trustee, (C) the Company’s 18% Senior Secured Notes due 2017 issued pursuant to the indenture, dated as of December 3, 2008, by and among the Company, Hovnanian and the other guarantors named therein and Wilmington Trust Company, as trustee and (D) “Permitted Liens” as defined in such aforementioned indentures.
     (j) This Agreement has been duly authorized, executed and delivered by the Company, Hovnanian and each other Guarantor.

     (k) The Indenture has been duly authorized by the Company and each of the Guarantors that is a party thereto and as of the Closing Date the Indenture will have been validly executed and delivered by the Company and each of the Guarantors that is a party thereto. When the Indenture has been duly executed and delivered by the Company and each of the Guarantors that is a party thereto, and, assuming that the Indenture is a valid and binding obligation of the Trustee, the Indenture will be, valid and binding agreements of the Company and each Guarantor that is a party thereto, enforceable against the Company and each Guarantor in accordance with their terms except as the enforceability thereof may be limited by the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.
     (l) The Indenture has been duly qualified under the Trust Indenture Act with respect to the Securities; the Securities have been duly authorized and, on the Closing Date, will have been validly executed and delivered by the Company. When the Securities have been issued, executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be entitled to the benefits of the Indenture, and will be valid and binding obligations of the Company, enforceable in accordance with their terms except as the enforceability thereof may be limited by the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing. On the Closing Date, the Securities will conform as to legal matters to the descriptions thereof contained in the Time of Sale Information and Prospectus.
     (m) The Guarantee to be endorsed on the Securities by each Guarantor has been duly authorized by such Guarantor and, on the Closing Date, will have been duly executed and delivered by each such Guarantor. When the Securities have been issued, executed and authenticated in accordance with the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, the Guarantee of each Guarantor endorsed thereon will be entitled to the benefits of the Indenture and will be the valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, except as the enforceability thereof may be limited by the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing. On the Closing Date, the Guarantees to be endorsed on the Securities will conform as to legal matters to the description thereof contained in the Time of Sale Information and Prospectus.
     (n) None of the Company, Hovnanian or any of their direct or indirect subsidiaries is in violation of its respective charter or by-laws or applicable organizational documents, as the case may be, or in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company, or Hovnanian and its subsidiaries, taken as a whole, to which the Company, Hovnanian or any of its subsidiaries is a party or by which the Company, Hovnanian or any of its subsidiaries or their respective property is bound.
     (o) The execution, delivery and performance of this Agreement, the Securities, the Guaranties and the Indenture by the Company and each of the Guarantors, as applicable, compliance by the Company and each of the Guarantors with all provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such consents as have been obtained under the Act, and the Trust Indenture Act and except as may be required under securities or Blue Sky laws of the various states), (ii) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter, by-laws or applicable organizational documents of the Company or any Guarantor or any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company or Hovnanian and its subsidiaries, taken as a whole, to which the Company or the Guarantors is a party or by which the Company or the Guarantors or their respective property is bound, (iii) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Company, Hovnanian or any of its subsidiaries or their respective property, (iv) result in the imposition or creation of (or the obligation to create or impose) a Lien under, any agreement or instrument to which the Company, Hovnanian or any of its subsidiaries is a party or by which the Company, Hovnanian or any of its subsidiaries or their respective property is bound, or (v) result in the termination, suspension or revocation of any Authorization (as defined below) of the Company, Hovnanian or any of its subsidiaries or result in any other impairment of the rights of the holder of any such Authorization.
     (p) Except as disclosed in the Time of Sale Information and the Prospectus, there are no legal or governmental proceedings pending or threatened to which the Company, Hovnanian or any of its subsidiaries is or could be a party or to which any of their respective property is or could be subject, which might result, singly or in the aggregate, in a Material Adverse Effect.
     (q) The Company and each of its subsidiaries maintains insurance covering their properties, assets, operations, personnel and businesses, and, in the good faith estimate of management, such insurance is of such type and in such amounts as is in accordance with customary industry practice in the locations where the Company and each subsidiary conduct operations, taking into account the costs and availability of such insurance.
     (r) The Company and its officers and directors, in their capacities as such, are in compliance in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder.
     (s) Hovnanian maintains a system of “internal control over financial reporting” (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by Hovnanian’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of the financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles; and Hovnanian’s internal control over financial reporting is effective in all material respects to perform the functions for which it was established and Hovnanian is not aware of any material weaknesses in its internal control over financial reporting.
     (t) Hovnanian maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.
     (u) Except as disclosed in the Time of Sale Information and the Prospectus, neither the Company, Hovnanian nor any of its subsidiaries has violated (i) any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) any provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or (iii) any provisions of the Foreign Corrupt Practices Act or the rules and regulations promulgated thereunder, except with respect to (i) and (ii), for such violations which, singly or in the aggregate, would not have a Material Adverse Effect.
     (v) Except as disclosed in the Time of Sale Information and the Prospectus, each of the Company, Hovnanian and its subsidiaries has such permits, licenses, consents, exemptions, franchises, authorizations and other approvals (each, an “Authorization”) of, and has made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, including without limitation, under any applicable Environmental Laws, as are necessary to own, lease, license and operate its respective properties and to conduct its business, except where the failure to have any such Authorization or to make any such filing or notice would not, singly or in the aggregate, have a Material Adverse Effect. Each such Authorization is valid and in full force and effect and each of the Company, Hovnanian and its subsidiaries is in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; and no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Authorization or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such Authorization; except where such failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event or the presence of any such restriction would not, singly or in the aggregate, have a Material Adverse Effect.
     (w) Each of Deloitte & Touche LLP and Ernst & Young LLP, each of which has certified financial statements incorporated by reference in the Time of Sale Information and the Prospectus, is an independent registered public accounting firm with respect to the Company and the Guarantors, as required by the Act and the 1934 Act.
     (x) The historical financial statements, together with related notes, incorporated by reference from Hovnanian’s Annual Report on 10-K/A in the Prospectus, Time of Sale Information and the Registration Statement (and any amendment or supplement thereto) present fairly the consolidated financial position, results of operations and changes in financial position of Hovnanian and its subsidiaries on the basis stated in the documents incorporated by reference in the Prospectus, Time of Sale Information and the Registration Statement at the respective dates or for the respective periods to which they apply; such statements and related notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data set forth or incorporated by reference in the Prospectus, Time of Sale Information and Registration Statement (and any amendment or supplement thereto) are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of Hovnanian; and the historical financial statements, together with related notes incorporated by reference in the Prospectus, Time of Sale Information and Registration Statement (and any amendment or supplement thereto) meet the requirements of the Rules and Regulations and the 1934 Act.
     (y) The Company and Hovnanian are not and, after giving effect to the offering and sale of the Securities and the application of the net proceeds thereof as described in the Time of Sale Information and the Prospectus, will not be, an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.
     (z) Neither the Company nor any Guarantor nor any of their respective subsidiaries nor any agent thereof acting on their behalf has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Offered Securities to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.
     (aa) No “nationally recognized statistical rating organization” as such term is defined under Section 3(a)(62) of the 1934 Act has indicated to the Company or Hovnanian that it is considering (i) the downgrading, suspension, or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned or (ii) any change in the outlook (other than a positive change) for any rating of the Company, any Guarantor or any securities of the Company or Hovnanian.
     (bb) No debt of any subsidiary of Hovnanian (other than the Company) is rated by a nationally recognized statistical organization.
     (cc) Since the respective dates as of which information is given in the Prospectus and Time of Sale Information except as disclosed in the Prospectus and Time of Sale Information (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there has not occurred any material adverse change or any development involving a prospective material adverse change in the condition, financial or otherwise, or the earnings, business, management or operations of the Company, or Hovnanian and its subsidiaries, taken as a whole, (ii) there has not been any material adverse change or any development involving a prospective material adverse change in the capital stock or in the long-term debt of the Company, Hovnanian or any of its subsidiaries and (iii) neither the Company, Hovnanian nor any of its subsidiaries has incurred any material liability or obligation, direct or contingent.
     (dd) The Company is not an ineligible issuer as defined under the Act, at the times specified in the Act in connection with the offering of the Securities. The Company has paid the registration fee for this offering as required under the Act.
     (ee) Hovnanian is subject to Section 13 or 15(d) of the Exchange Act.
          3. Purchase, Sale and Delivery of the Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters, the Guarantors agree to guarantee the Securities and the Underwriters agree, severally and not jointly, to purchase from the Company, at a purchase price of 95.703% of the principal amount thereof, the respective principal amounts of Securities set forth opposite the names of the Underwriters in Schedule B hereto.
          The Company will cause to be delivered against payment of the purchase price by the Underwriters the Securities in the form of one or more permanent Global Securities in definitive form (“Global Securities”) deposited with the Trustee as custodian for The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee for DTC. Interests in any permanent Global Securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Prospectus. Payment for the Securities shall be made by the Underwriters in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representatives drawn to the order of K. Hovnanian Enterprises, Inc. or as the Company specifies at the office of Davis Polk & Wardwell LLP at 10:00 A.M., (New York time), on February 14, 2011, or at such other time not later than three full business days thereafter as the Representatives and the Company determine, such time being herein referred to as the “Closing Date,” against delivery to the Trustee as custodian for DTC of the Global Securities representing all of the Securities. The Global Securities will be made available for checking at the above office of Davis Polk & Wardwell LLP at least 24 hours prior to the Closing Date.
          4. Offering by Underwriters. (a) It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.
     (b) Each Underwriter, severally and not jointly, represents and warrants to the Company and the Guarantors that, in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of Securities to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Securities to the public in that Relevant Member State at any time: (A) to any legal entity which is a qualified investor as defined in the Prospectus Directive; (B) to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the Representatives for any such offer; or (C) in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of Securities shall require the Company or any Underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive. For the purposes of this provision, the expression an “offer of Securities to the public” in relation to any Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe for the Securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.
     (c) Each Underwriter, severally and not jointly, represents and warrants to the Company and the Guarantors that: (i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Company or the Guarantors; and (ii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom. For purposes of this provision, “FSMA” means the Financial Services and Markets Act 2000.
          5. Certain Agreements of the Company and Hovnanian. The Company and Hovnanian agree with the several Underwriters that:
     (a) Hovnanian will file the Prospectus with the Commission pursuant to and in accordance with subparagraph (2) of Rule 424(b) under the Act not later than the second business day following the execution and delivery of this Agreement) (or, if applicable, subparagraph (5)) and will file any Issuer Free Writing Prospectus pursuant to and in accordance with Rule 433 under the Act within the required time period. The Company or Hovnanian will advise the Representatives promptly of any such filing pursuant to Rule 424(b) or 433 under the Act.
     (b) The Company or Hovnanian will advise the Representatives promptly of any proposal to amend or supplement the Registration Statement, Time of Sale Information or the Prospectus and will not effect such amendment or supplement without the Representatives’ consent (such consent not to be unreasonably withheld); and the Company or Hovnanian will also advise the Representatives promptly of the effectiveness of any amendment or supplement of the Registration Statement, Time of Sale Information or the Prospectus and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement, as it may be amended or supplemented, proceeding under Section 8A of the Act, and will use its reasonable best efforts to prevent the issuance of any such stop order or objection and to obtain as soon as possible its lifting or withdrawal, if issued.
     (c) Before preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, whether before or after the time that the Registration Statement becomes effective, the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably object.
     (d) If, at any time when a prospectus relating to the Securities is required to be (or but for the exemption in Rule 172 under the Act would be required to be) delivered under the Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Time of Sale Information, Prospectus or any Free Writing Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Time of Sale Information, Prospectus or any Free Writing Prospectus to comply with the Act, the Company or Hovnanian will promptly notify the Representatives of such event and will promptly prepare and file with the Commission, at the Company’s or Hovnanian’s own expense, an amendment or supplement that will correct such statement or omission or an amendment that will effect such compliance. Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.
     (e) As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its securityholders an earnings statement (which need not be audited)

covering a period of at least 12 months beginning after the Effective Date that will satisfy the provisions of Section 11(a) of the Act. For the purpose of the preceding sentence, “Availability Date” means the 40th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Date, except that, if such fourth fiscal quarter is the last quarter of the Hovnanian’s fiscal year, “Availability Date” means the 75th day after the end of such fourth fiscal quarter.
     (f) The Company or Hovnanian will furnish to the Representatives copies of the Registration Statement (two of which will be signed and will include all exhibits), if requested by the Representatives, each related Preliminary Prospectus, and, so long as a prospectus relating to the Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, the Prospectus and all amendments and supplements to such documents and each Free Writing Prospectus, in each case in such quantities as the Representatives reasonably request. The Prospectus shall be so furnished as soon as practicable but in no event later than the second business day following the execution and delivery of this Agreement. All other documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.
     (g) The Company will cooperate with the Underwriters and counsel to the Underwriters in connection with the qualification of the Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions as the Representatives designate and will continue such qualifications in effect so long as required for the distribution; provided, however, that neither the Company nor any Guarantor shall be required in connection therewith to qualify as a foreign corporation in any jurisdiction in which it is not now so qualified or to take any action that would subject it to general consent to service of process or taxation other than as to matters and transactions relating to the Registration Statement and the Prospectus, in any jurisdiction in which it is not now so subject.
     (h) So long as any Securities remain outstanding, the Company or Hovnanian will furnish to the Representatives and, upon request, to each of the other Underwriters, if any, as soon as practicable after the end of each fiscal year, a copy of the annual report to stockholders for such year; and so long as any Securities remain outstanding, the Company or Hovnanian will furnish to the Representatives (i) during any period in which the Company and the Guarantors are not subject to Section 13 or 15(d) of the 1934 Act, as soon as practicable, a copy of each report and any definitive proxy statement of Hovnanian filed with the Commission under the 1934 Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company or Hovnanian as the Representatives may reasonably request.
     (i) The Company or Hovnanian will pay or cause to be paid all expenses incident to the performance of the obligations of the Company and the Guarantors under this Agreement, including any filing fees and other expenses (including fees and disbursements of counsel to the Company and the Guarantors) incurred in connection with qualification of the Securities for sale under the securities or blue sky laws of the various states, any fees charged by investment rating agencies for the rating of the Securities, any travel expenses of the Company’s or any Guarantor’s officers and employees and any other expenses of the Company or the Guarantors in connection with attending or hosting meetings with prospective purchasers of the Securities and expenses incurred in distributing the Prospectus, any Free Writing Prospectus and any Time of Sale Information (including any amendments and supplements thereto) to the Underwriters.
     (j) During the period beginning on the date hereof and continuing to and including the date 10 days following the Closing Date, not to offer, sell, contract to sell or otherwise transfer or dispose of any debt securities of the Company or any Guarantor or any warrants, rights or options to purchase or otherwise acquire debt securities of the Company or any Guarantor substantially similar to the Securities and the Guarantees (other than (A) the Securities and the Guarantees, (B) debt facilities or commercial paper issued in the ordinary course of business or (C) the issuance of tangible equity units (including the amortizing notes) in the Units Offering as described in the Time of Sale Information and the Prospectus, without the prior written consent of Credit Suisse Securities (USA) LLC.

     (k) The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Act.
6. Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:
     (a) It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Annex A or prepared pursuant to Section 2(e) or Section 5(d) above, or (iii) any free writing prospectus prepared by such underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).
     (b) It has not and will not distribute any Underwriter Free Writing Prospectus referred to in clause (a)(i) in a manner reasonably designed to lead to its broad unrestricted dissemination.
     (c) It has not and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the Securities unless such terms have previously been included in a free writing prospectus filed with the Commission; provided that Underwriters may use a term sheet substantially in the form of Annex B hereto without the consent of the Company; provided further that any Underwriter using such term sheet shall notify the Company, and provide a copy of such term sheet to the Company, prior to, or substantially concurrently with, the first use of such term sheet.
     (d) It is not subject to any pending proceeding under Section 8A of the Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).
          7. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Securities on the Closing Date will be subject to the accuracy when made and on the Closing Date of the representations and warranties on the part of the Company and Hovnanian herein, to the accuracy of the statements of the Company and Guarantor officers made pursuant to the provisions hereof, to the performance by the Company and each Guarantor in all material respects of its respective obligations hereunder and to the following additional conditions precedent:
     (a) The Representatives shall have received, on the date hereof and on the Closing Date, a letter dated such date, in form and substance satisfactory to you, from each of Deloitte & Touche LLP and Ernst & Young LLP, each an independent registered public accounting firm with respect to Hovnanian, containing the information and statements of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement, the Prospectus and the Time of Sale Information.
     (b) The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof. No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the Act shall have been instituted or, to the knowledge of the Company, Hovnanian or any Underwriter, shall be contemplated by the Commission.
     (c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of Hovnanian and its subsidiaries taken as one enterprise that, in the reasonable judgment of a majority in interest of the Underwriters including the

Representatives, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Securities; (ii) any downgrading in the rating of any debt securities of Hovnanian or the Company by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the 1934 Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of Hovnanian or the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that Hovnanian or the Company has been placed on negative outlook; (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the reasonable judgment of a majority in interest of the Underwriters including the Representatives, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of Hovnanian or the Company on any exchange or in the over-the-counter market; (v) any banking moratorium declared by U.S. Federal or New York authorities; (vi) any major disruption of settlements of securities or clearance services in the United States if, in the reasonable judgment of a majority in interest of the Underwriters including the Representatives, the effect of such disruption makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Securities; or (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving, the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the reasonable judgment of a majority in interest of the Underwriters including the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Securities.
     (d) The Representatives shall have received an opinion of Peter S. Reinhart, Esq., Senior Vice President and General Counsel of the Company, dated the Closing Date, substantially to the effect as set forth in Exhibit A.
     (e) The Representatives shall have received an opinion and a negative assurance statement, dated the Closing Date, of Simpson Thacher & Bartlett LLP, counsel for the Company, substantially to the effect as set forth in Exhibits B-1 and B-2, respectively.
     (f) The Representatives shall have received from Davis Polk & Wardwell LLP, counsel for the Underwriters, an opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters.
     (g) The Representatives shall have received a certificate, dated the Closing Date and signed by J. Larry Sorsby, in his capacity as Executive Vice President and Chief Financial Officer of Hovnanian, (i) confirming the matters set forth in Sections 2(aa), 2(bb) and 2(cc), (ii) confirming that all the representations and warranties of the Company, Hovnanian and its subsidiaries herein contained are true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date (iii) that, in all material respects, the Company and Hovnanian have complied with all of the agreements and satisfied all of the conditions herein contained and required to be complied with or satisfied by the Company and Hovnanian on or prior to the Closing Date, (iv) to his knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose or pursuant to Section 8A under the Act have been instituted or are contemplated by the Commission.
     (h) The Representatives shall have received a counterpart, conformed as executed, of the Indenture which shall have been entered into by the Company, the Guarantors and the Trustee.
     (i) Each of (A) the offering by Hovnanian of 11,750,000 shares of Class A common stock in an underwritten public offering as described in the Preliminary Prospectus and (B) the offering by Hovnanian and the Company of 3,000,000 7.25% tangible equity units, each with a stated amount of $25, in an underwritten public offering as described in the Preliminary Prospectus shall have been consummated.

The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder.
          8. Indemnification and Contribution. (a) The Company and each of the Guarantors will jointly and severally indemnify and hold harmless each Underwriter, its partners, directors and officers and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which any Underwriter may become subject, under the Act or the 1934 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any Time of Sale Information, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein (in the case of the Prospectus, any Issuer Free Writing Prospectus or any Time of Sale Information, in the light of the circumstances under which they were made) not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company and the Guarantors will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents made in reliance upon and in conformity with written information furnished to the Company or Hovnanian by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the information described as such in Section 8(b) hereof.
          (b) Each Underwriter will severally and not jointly indemnify and hold harmless the Company, each Guarantor, their respective directors and officers and each person, if any, who controls the Company or any Guarantor within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities to which the Company or the Guarantors may become subject, under the Act or the 1934 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any Time of Sale Information, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, any Issuer Free Writing Prospectus or any Time of Sale Information, in the light of the circumstances under which they were made) not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or Hovnanian by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the following information in the Prospectus: the third paragraph, the second and third sentences of the fifth paragraph, the ninth paragraph and the tenth paragraph under the caption “Underwriting”; provided, however, that the Underwriters shall not be liable for any losses, claims, damages or liabilities arising out of or based upon the Company’s or Hovnanian’s failure to perform its obligations under Section 5(f) of this Agreement.
          (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under Section 8(a) or 8(b) hereof, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under Section 8(a) or 8(b) hereof except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under Section 8(a) or 8(b) hereof. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section, for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of any indemnified party.
          (d) If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) hereof, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in Section 8(a) or 8(b) hereof (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Guarantors bear to the total underwriting discounts and commissions received by the Underwriters from the Company under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 8(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim that is the subject of this Section 8(d). Notwithstanding the provisions of this Section 8(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this Section 8(d) to contribute are several in proportion to their respective underwriting obligations and not joint.
          (e) The obligations of the Company and the Guarantors under this Section 8 shall be in addition to any liability that the Company and the Guarantors may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability that the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director and officer of the Company and each Guarantor and to each person, if any, who controls the Company or any Guarantor within the meaning of the Act or the 1934 Act.
          9. Default of Underwriters. If any Underwriter or Underwriters default(s) in its or their obligations to purchase Securities hereunder on the Closing Date and the aggregate principal amount of Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the aggregate principal amount of Securities that the Underwriters are obligated to purchase on the Closing Date, the Representatives may make arrangements satisfactory to the Company for the purchase of such Securities by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase on the Closing Date. If any Underwriter or Underwriters so default(s) and the aggregate principal amount of Securities with respect to which such default or defaults occur(s) exceeds 10% of the aggregate principal amount of Securities that the Underwriters are obligated to purchase on the Closing Date and arrangements satisfactory to the Representatives, the Company and Hovnanian for the purchase of such Securities by other persons are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company and Hovnanian, except as provided in Section 10 hereof. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.
          10. Survival of Certain Representations and Obligations. The respective indemnities, contribution agreements, representations, warranties and other statements of the Company, Hovnanian and the several Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Securities, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the officers or directors of any Underwriter, any person controlling any Underwriter, the Company or Hovnanian, the officers or directors of the Company or Hovnanian or any person controlling the Company or Hovnanian, (ii) acceptance of and payment for the Securities hereunder and (iii) termination of this Agreement. If for any reason the Securities are not delivered by or on behalf of the Company as provided herein (other than as a result of any termination of this Agreement pursuant to Section 7(c)(iii), (iv) (only to the extent there is a material suspension or material limitation of trading of securities generally on the New York Stock Exchange or any setting of minimum prices for trading on such exchange), (v), (iv) or (vii)), the Company and Hovnanian, jointly and severally, agree to reimburse the several Underwriters for all out-of-pocket expenses (including the fees and disbursements of counsel) incurred by them. Notwithstanding any termination of this Agreement, the Company and Hovnanian, jointly and severally, shall be liable for all expenses which they have agreed to pay pursuant to Section 5(i) hereof. The Company and Hovnanian, jointly and severally, also agree to reimburse the several Underwriters, their directors and officers and any persons controlling any of the Underwriters for any and all fees and expenses (including, without limitation, the fees disbursements of counsel) incurred by them in connection with enforcing their rights hereunder (including, without limitation, their rights under Section 8 hereof).
          11. Arm’s Length Relationship; No Fiduciary Duty. The Company acknowledges and agrees that the Representatives are acting solely in the capacity of arm’s length contractual counterparties to the Company with respect to the Securities (including in connection with determining the terms of the offering contemplated by this Agreement) and not as a financial advisor, agent or fiduciary to the Company or any other person. Additionally, the Representatives are not advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated by this Agreement, and the Representatives shall have no responsibility or liability to the Company with respect thereto. Any review by the Representatives of the Company, the transactions contemplated by this Agreement or other matters relating to such transactions will be performed solely for the benefit of the Representatives and shall not be on behalf of the Company.
          12. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representatives c/o Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, New York 10010-3629, fax no. 212-325-8278 and confirmation number 212-538-0661, Attention: Transactions Advisory Group, or, if sent to the Company or any Guarantor, will be mailed, delivered or telegraphed and confirmed to Hovnanian Enterprises, Inc., 110 West Front Street, P.O. Box 500, Red Bank, New Jersey 07701, fax no. 732-747-6835 and confirmation number 732-747-7800, Attention: General Counsel; provided, however, that any notice to an Underwriter pursuant to Section 8 hereof will be mailed, delivered or telegraphed and confirmed to such Underwriter as set forth in Exhibit C.
          13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

     14. Representation of Underwriters. The Representatives will act for the several Underwriters in connection with this financing, and any action under this Agreement taken by the Representatives will be binding upon all the Underwriters.
     15. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.
     16. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

     If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company, Hovnanian, the other Guarantors and the several Underwriters in accordance with its terms.

Very truly yours,
K. HOVNANIAN ENTERPRISES, INC.
By	/s/ Peter S. Reinhart
Name: Peter S. Reinhart
Title: Senior Vice President and General Counsel

HOVNANIAN ENTERPRISES, INC.
By	/s/ Peter S. Reinhart
Name: Peter S. Reinhart
Title: Senior Vice President and General Counsel

On behalf of each entity named in Schedule A hereto
By	/s/ Peter S. Reinhart
Name: Peter S. Reinhart
Title: Senior Vice President and General Counsel

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.
CREDIT SUISSE SECURITIES (USA) LLC
CITIGROUP GLOBAL MARKETS INC.
DEUTSCHE BANK SECURITIES INC.
J.P. MORGAN SECURITIES LLC

By: CREDIT SUISSE SECURITIES (USA) LLC
By	/s/ Eric Anderson
	Name:	Eric Anderson
	Title:	Vice Chairman

By: CITIGROUP GLOBAL MARKETS INC.
By	/s/ Dano Lewis
	Name:	Dano Lewis
	Title:	Director

By: DEUTSCHE BANK SECURITIES INC.
By	/s/ Thomas Bradshaw
	Name:	Thomas Bradshaw
	Title:	Managing Director

By: J.P. MORGAN SECURITIES LLC
By	/s/ Kenneth A. Lang
	Name:	Kenneth A. Lang
	Title:	Managing Director

SCHEDULE B

Principal
Amount of
Underwriter	Securities
Credit Suisse Securities (USA) LLC	$46,500,000
Citigroup Global Markets Inc.	38,750,000
Deutsche Bank Securities Inc.	38,750,000
J.P. Morgan Securities LLC	31,000,000
Total	$155,000,000